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                                                                      EXHIBIT 23

                            ACCOUNTANTS' CONSENT AND
                        REPORT ON CONSOLIDATED SCHEDULES



The Board of Directors and Stockholders
National Medical Enterprises, Inc.:

     Under date of July 27, 1994, we reported on the consolidated balance sheets of National Medical Enterprises, Inc. and subsidiaries as of May 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1994, as contained in the 1994 annual report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for the year 1994. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, based on our audits, such schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

     We also consent to the incorporation by reference of our report dated July 27, 1994, in the Company's Registration Statements on Form S-3 (Nos. 2-96780, 33-39130, 33-39563, 33-40212 and 33-45689) and Registration Statements on Form
S-8 (Nos. 33-11478, 2-95774, 2-87611, 2-69472, 2-79401, 33-35688, 33-50180 and
33-50182).



KPMG Peat Marwick LLP


Los Angeles, California
August 25, 1994